                                                                     EXHIBIT 3.2

                              RIVOLI BANCORP, INC.

                                     BYLAWS

                            ADOPTED FEBRUARY 20, 2001

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS...............................................................   1
ARTICLE II. GENERAL PROVISIONS REGARDING NOTICES.....................................   1
         Section 1. NOTICES..........................................................   1
         Section 2. WAIVER OF NOTICE.................................................   2
ARTICLE III. SHAREHOLDERS' MEETINGS..................................................   3
         Section 1. PLACE OF MEETING.................................................   3
         Section 2. ANNUAL MEETING...................................................   3
         Section 3. SPECIAL MEETINGS.................................................   3
         Section 4. NOTICE TO SHAREHOLDERS...........................................   4
         Section 5. FIXING OF RECORD DATE............................................   5
         Section 6. QUORUM AND VOTING REQUIREMENTS...................................   5
         Section 7. PROXIES..........................................................   6
ARTICLE IV. DIRECTORS................................................................   6
         Section 1. GENERAL POWERS...................................................   6
         Section 2. PLACE OF MEETINGS................................................   6
         Section 3. COMPENSATION.....................................................   6
         Section 4. REGULAR MEETINGS.................................................   6
         Section 5. SPECIAL MEETINGS.................................................   6
         Section 6. GENERAL PROVISIONS REGARDING NOTICE AND WAIVER...................   7
         Section 7. QUORUM...........................................................   7
         Section 8. MANNER OF ACTING.................................................   7
         Section 9. COMMITTEES.......................................................   7
         Section 10. ACTION WITHOUT FORMAL MEETING...................................   8
         Section 11. CONFERENCE CALL MEETINGS........................................   8
ARTICLE V. OFFICERS..................................................................   8
         Section 1. GENERALLY........................................................   8
         Section 2. COMPENSATION.....................................................   9
         Section 3. RESIGNATION AND REMOVAL..........................................   9
         Section 4. VACANCIES........................................................   9
         Section 5. CHIEF EXECUTIVE OFFICER..........................................   9
         Section 6. PRESIDENT........................................................   9
         Section 7. SECRETARY........................................................   9
         Section 8. TREASURER........................................................  10
         Section 9. DEPUTY OFFICERS..................................................  10
         Section 10. ASSISTANT OFFICERS..............................................  10
ARTICLE VI. INDEMNIFICATION..........................................................  10
         Section 1. DEFINITIONS FOR INDEMNIFICATION PROVISIONS.......................  10
         Section 2. MANDATORY INDEMNIFICATION AGAINST EXPENSES.......................  12
         Section 3. AUTHORITY FOR PERMISSIVE INDEMNIFICATION.........................  12
         Section 4. DETERMINATION AND AUTHORIZATION OF PERMITTED INDEMNIFICATION.....  13
         Section 5. SHAREHOLDER-APPROVED INDEMNIFICATION.............................  13
         Section 6. ADVANCES FOR EXPENSES............................................  14
         Section 7. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS...............  15


                                      (i)

         Section 8. INSURANCE........................................................  15
         Section 9. EXPENSES FOR APPEARANCE AS WITNESS...............................  15
ARTICLE VII. FISCAL YEAR.............................................................  15
ARTICLE VIII. CAPITAL STOCK..........................................................  16
         Section 1. FORM.............................................................  16
         Section 2. TRANSFER.........................................................  16
         Section 3. RIGHTS OF HOLDER.................................................  16
         Section 4. LOST OR DESTROYED CERTIFICATES...................................  16
ARTICLE IX. SEAL.....................................................................  17
ARTICLE X. REGISTERED OFFICE AND REGISTERED AGENT....................................  17
ARTICLE XI. AMENDMENTS...............................................................  17


                                      (ii)

                                     BYLAWS
                                       OF
                              RIVOLI BANCORP, INC.

                                   ARTICLE I.
                                   DEFINITIONS

         As used in these Bylaws, the terms set forth below shall have the meanings indicated, as follows:

         "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended from time to time.

         "Board" shall mean the Board of Directors of the Corporation.

         "Code" shall mean the Georgia Business Corporation Code, as amended from time to time.

         "Corporation" shall mean Rivoli BanCorp, Inc., a Georgia corporation.

         "Chief Executive Officer" shall mean the Chief Executive Officer of the Corporation, or such other officer as shall be designated by the Board as having the duties of the Chief Executive Officer, as described in Section 5 of Article V of these Bylaws.

         "Secretary" shall mean the Secretary of the Corporation, or such other officer as shall be designated by the Board as having the duties of the corporate Secretary as described in Section 7 of Article V of these Bylaws.

         "Secretary of State" shall mean the Secretary of State of Georgia.

         "Voting group" shall have the meaning set forth in subsection (a) of
Section 6 of Article III of these Bylaws.

                                  ARTICLE II.
                      GENERAL PROVISIONS REGARDING NOTICES

         Section 1. NOTICES. Except as otherwise provided in the Articles of Incorporation or these Bylaws, or as otherwise required by applicable law:

         (a) Any notice required by these Bylaws or by law shall be in writing unless oral notice is reasonable under the circumstances.

         (b) Notice may be communicated in person; by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the Articles of Incorporation, Bylaws or this Article II, notice by facsimile transmission, telegraph or teletype shall be deemed to be notice in writing for purposes of this Section.

         (c) Written notice by the Corporation to any shareholder, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; provided that if the Corporation has more than 500 shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.

         (d) Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its Secretary at its principal office as shown in its most recent annual registration with the Secretary of State.

         (e) Except as provided in subsection (c) of this Section 1, written notice, if in a comprehensible form, is effective at the earliest of the following:

                           (1) When received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

                           (2) Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

                           (3) On the date shown on the return receipt, if sent by registered or certified mail or statutory overnight delivery, return receipt requested, and the receipt is signed by or on behalf of the addressee.

         (f) Oral notice is effective when communicated if communicated in a comprehensible manner.

         (g) In calculating time periods for notice under these Bylaws, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

         Section 2. WAIVER OF NOTICE. Except as otherwise provided or required by the Articles of Incorporation, these Bylaws or applicable law:

         (a) A shareholder may waive any notice required to be given to such shareholder, before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

         (b)      A shareholder's attendance at a meeting:

                           (1) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

                           (2) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.


                                      (2)

         (c) Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets or any other action which would entitle the shareholder to exercise statutory dissenter's rights under the Code and obtain payment for his or her shares shall not be effective unless:

                           (1) Prior to the execution of the waiver, the shareholder shall have been furnished the same material that under the Code would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters' rights as provided in the Code; or

                           (2) The shareholder expressly waives, in writing, the right to receive the material required to be furnished.

         (d) A director may waive any notice required to be given to such director by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided by subsection
(e) of this Section 2, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

         (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE III.
                             SHAREHOLDERS' MEETINGS

         Section 1. PLACE OF MEETING. The Board (or if it is a special meeting called by the Chief Executive Officer or the presiding officer of the Board, if any, the person calling such meeting) may designate any place within or outside the State of Georgia as the place of meeting for any annual or special shareholders' meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or outside the State of Georgia as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Georgia.

         Section 2. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the fourth Tuesday in May of each year, if not a legal holiday (and if such is a legal holiday, then on the next following day not a legal holiday), at such time and place as the Board shall determine, at which time the shareholders shall elect a Board and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board may cause the annual meeting of shareholders to be held on such other date in any year as the Board shall determine to be in the best interests of the Corporation, and any business transacted at that meeting shall have the same validity as if transacted on the date designated herein.

         Section 3. SPECIAL MEETINGS. Except as otherwise required by and subject to the rights of the holders of the preferred stock or any other class or series of stock having a preference over


                                      (3)
the common stock as to dividends or upon liquidation, special meetings of the shareholders may be called by Chairman of the Board of Directors, the Chief Executive Officer or by the Board pursuant to a resolution approved by a majority of the entire Board.

         Section 4.        NOTICE TO SHAREHOLDERS.

         (a) Except as otherwise specifically provided in this Section 4, requirements with respect to the giving of notice and waiver of notice shall be governed by the provisions of Article II of these Bylaws.

         (b) The Corporation shall give notice to each shareholder entitled to vote thereat of the date, time and place of each annual and special shareholders' meeting no fewer than ten nor more than 60 days before the meeting date.

         (c) Unless otherwise required by the Code with respect to meetings at which specified actions will be considered (including but not limited to mergers, certain share exchanges, certain asset sales by the Corporation, and dissolution of the Corporation), notice of an annual meeting need not contain a description of the purpose or purposes for which the meeting is called.

         (d) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

         (e) Unless a new record date is set (or is required by law or by the terms of these Bylaws to be set) therefor, notice of the date, time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given in accordance with these Bylaws as if such adjourned meeting were a newly called meeting.

         (f) If any corporate action proposed to be considered at a meeting of shareholders would or might give rise to statutory dissenters' rights under the Code, the notice of such meeting shall state that the meeting is to include consideration of such proposed corporate action, and that the consummation of such action will or might give rise to such dissenters' rights, and shall include the description of such statutory dissenters' rights required by the Code.

         (g) If any corporate action which would give rise to statutory dissenters' rights under the Code is taken by written consent of shareholders without a meeting, or is taken at a meeting with respect to which less than all shareholders were entitled to receive notice, or is otherwise taken without a vote of shareholders, the Corporation shall cause notice thereof, including the information concerning statutory dissenters' rights contemplated by paragraph
(f) above, to be given, not more than ten days after the adoption of such action by shareholder vote at a meeting or by written consent to those shareholders who did not execute such written consent or who were not entitled to receive notice of such meeting, or to all shareholders if such action was otherwise taken without a vote of shareholders.


                                      (4)

         Section 5.        FIXING OF RECORD DATE.

         (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose.

         (b) A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting.

         (c) A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         (d) For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other acquisition of the Corporation's shares), the record date shall be the date fixed for such purpose by the Board, or if the Board does not fix such a date, the date on which the Board authorizes such distribution.

         Section 6.        QUORUM AND VOTING REQUIREMENTS.

         (a) Except as otherwise provided by the Articles of Incorporation or the Code:

                           (i) A "voting group" with respect to any given matter means all shares of one or more class or series which, under the Articles of Incorporation or the Code, are entitled to vote and be counted together collectively on that matter, and unless specified otherwise in the Articles of Incorporation, the Code or these Bylaws, all shares entitled to vote on a given matter shall be deemed to be a single voting group for purposes of that matter.

                           (ii) Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

                           (iii) A majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter.

                           (iv) The presence of a quorum of each voting group entitled to vote thereon shall be the requisite for transaction of business on a given matter.

                           (v) Action on a matter other than election of directors is approved by a voting group if a quorum of such voting group exists and the number of votes cast within such voting group in favor of such action exceeds the number of votes cast within such voting group against such action.


                                      (5)

                           (vi) Except as otherwise provided in the Articles of Incorporation, all shares entitled to vote for election of directors shall vote thereon as a single voting group, and directors shall be elected by a plurality of votes cast by shares entitled to vote in the election in a meeting at which a quorum of such voting group is present.

         (b) Once a share is represented for any purpose other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or is required by law or these Bylaws to be, set for that adjourned meeting.

         (c) If a quorum for transaction of business shall not be present at a meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting stock shall be present. No notice other than announcements at the meeting before adjournment shall be required of the new date, time or place of the adjourned meeting, unless a new record date for such adjourned meeting is, or is required by law or these Bylaws to be, fixed. At such adjourned meeting (for which no new record date is, or is required to be, set) at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

         Section 7. PROXIES. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be: (i) effective unless given in writing and signed, either personally by the shareholder or his or her attorney-in-fact; (ii) effective until received by the Secretary or other officer or agent authorized to tabulate votes; or (iii) valid after eleven months from its date, unless said proxy expressly provides for a longer period.

                                   ARTICLE IV.
                                    DIRECTORS

         Section 1. GENERAL POWERS. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board, subject to any limitation set forth in the Articles of Incorporation.

         Section 2. PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the State of Georgia as it may from time to time determine.

         Section 3. COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees thereof as may be from time to time determined by resolution of the Board.

         Section 4. REGULAR MEETINGS. A regular annual meeting of the Board shall be held, without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place within or without the State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

         Section 5. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chief Executive Officer or the presiding officer of the Board, if different from the Chief Executive Officer, on not less than two days' notice to each director by mail, telegram, cablegram or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Code, and shall be called by the Chief Executive Officer or the Secretary in like


                                      (6)
manner and on like notice on the written request of any two or more members of the Board. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.

         Section 6.        GENERAL PROVISIONS REGARDING NOTICE AND WAIVER.
Except as otherwise expressly provided in this Article IV, matters relating to notice to directors and waiver of notice by directors shall be governed by the provisions of Article II of these Bylaws.

         Section 7. QUORUM. At all meetings of the Board, unless otherwise provided in the Articles of Incorporation or other provisions of these Bylaws, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

         Section 8. MANNER OF ACTING. Except as expressly otherwise provided by the Articles of Incorporation or other provisions of these Bylaws, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

                           (1) He or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;

                           (2) His or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

                           (3) He or she does not vote in favor of the action taken and delivers written notice, which may be transmitted by wire, telecopier, or other medium of data transmission, of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

         Section 9.        COMMITTEES.

         (a) Except as otherwise provided by the Articles of Incorporation, the Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board.

         (b) The provisions of these Bylaws and of the Code which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this Section 9 and their members.

         (c) To the extent specified by the Articles of Incorporation, these Bylaws and the resolution of the Board creating such committee, each committee may exercise the authority of the Board, provided that a committee may not:


                                      (7)

                           (1) Approve, or propose to shareholders for approval, action required by the Code to be approved by shareholders;

                           (2) Fill vacancies on the Board or on any of its committees;

                           (3) Exercise any authority which the Board may have to amend the Articles of Incorporation;

                           (4)      Adopt, amend, or repeal bylaws; or

                           (5) Approve a plan of merger not requiring shareholder approval.

         Section 10. ACTION WITHOUT FORMAL MEETING. Except as expressly otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if written consent thereto (which may take the form of one or more counterparts) is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee. A consent executed in accordance herewith has the effect of a meeting vote and may be described as such in any document.

         Section 11. CONFERENCE CALL MEETINGS. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                   ARTICLE V.
                                    OFFICERS

         Section 1. GENERALLY. The Board shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, which officers shall hold their offices for such terms as shall be determined by the Board and shall exercise such powers and perform such duties as are specified in these Bylaws or in a resolution of the Board. Except as specifically otherwise provided in resolutions of the Board, the following requirements shall apply to election or appointment of officers:

         (a) The Corporation shall have, at a minimum, the following officers, which officers shall bear the titles designated therefor by resolution of the Board, but in the absence of such designation shall bear the titles set forth below:

                                      TITLE

                             Chief Executive Officer
                                    President
                                    Treasurer
                                    Secretary


                                      (8)

         (b) All officers of the Corporation shall serve at the pleasure of the Board, and in the absence of specification otherwise in a resolution of the Board, each officer shall be elected to serve until the next succeeding annual meeting of the Board and the election and qualification of his or her successor, subject to his or her earlier death, resignation or removal.

         (c) Any person may hold two or more offices simultaneously, and no officer need be a Shareholder of the Corporation.

         (d) If so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board.

         Section 2. COMPENSATION. Officers of the Corporation shall be entitled to reimbursement for any reasonable expenses incurred by them in the execution of the functions and duties of their respective offices, provided that any compensation so paid shall be solely for the purpose of reimbursement of expenses incurred and not in consideration of service as an officer of the Corporation. Further provided, that nothing contained herein shall be construed to preclude any officer from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3. RESIGNATION AND REMOVAL. Any officer may resign by delivering a written resignation to the Chief Executive Officer or the Secretary of the Corporation at its principal office. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. The Board of Directors may delegate the power to remove officers to a committee, whether such committee already exists or is formed specifically for such purpose, pursuant to Article IV, Section 11 of these Bylaws. The Board may remove any officer at any time with or without cause. Any officer or assistant officer appointed by an authorized officer pursuant to subsection (d) of Section 1 of this Article V may be removed at any time with or without cause by any officer having authority to appoint such officer or assistant officer.

         Section 4. VACANCIES. A vacancy in any office, because of resignation, removal or death may be filled by the Board for the unexpired portion of the term, or if so provided by resolution of the Board, by an officer of the Corporation to whom has been delegated the authority to appoint the holder of such vacated office.

         Section 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general control and supervision of the business and affairs of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of a Chairman of the Board of Directors, the Chief Executive Officer shall preside and act as Chairman of all meetings of the shareholders and the Board of Directors. The Chief Executive Officer also shall perform such other duties as may be delegated to him from time to time by the Board of Directors.

         Section 6. PRESIDENT. The President shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as shall from time to time be imposed by the Board of Directors or delegated by the Chief Executive Officer.

         Section 7. SECRETARY. The Secretary shall: (a) attend and keep the minutes of the meetings of Shareholders and of the Board's meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as otherwise


                                      (9)
required by law or the provisions of the Articles of Incorporation; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents for which a seal is required, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation's shareholders in a form that permits the preparation of a list of the names and addresses of all shareholders in alphabetical order; (e) have responsibility for the custody, maintenance and preservation of those corporate records which the Corporation is required by the Code or otherwise to create, maintain or preserve; and (f) in general perform all duties incident to the legal office of "Secretary," as described in the Code, and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

         Section 8. TREASURER. The Treasurer, unless otherwise determined by the Board, shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

         Section 9. DEPUTY OFFICERS. The Board may create one or more deputy officers whose duties shall be, among any other designated thereto by the Board, to perform the duties of the officer to which such office has been deputized in the event of the unavailability, death or inability or refusal of such officer to act. Deputy officers may hold such titles as designated therefor by the Board; however, any office designated with the prefix "Vice" or "Deputy" shall be, unless otherwise specified by resolution of the Board, automatically a deputy officer to the office with the title of which the prefix term is conjoined. Deputy officers shall have such other duties as prescribed by the Board from time to time.

         Section 10. ASSISTANT OFFICERS. The Board may appoint one or more officers who shall be assistants to principal officers of the Corporation, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Board or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Board or (if so authorized) by such principal officers. The Board may by resolution authorize appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

                                  ARTICLE VI.
                                 INDEMNIFICATION

         Section 1. DEFINITIONS FOR INDEMNIFICATION PROVISIONS. As used in this Article VI, the term:

                           (1) "Corporation" (when spelled with an initial capital letter) includes any domestic or foreign predecessor entity of the "Corporation" (as defined in Article I of these Bylaws) in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.


                                      (10)

                           (2) "director" or "officer" means an individual who is or was a director or officer of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context requires otherwise, the estate or personal representative of a director of officer.

                           (3) "disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection
                                    (b) or (c) of Code Section 14-2-855 or
                                    subsection (a) of Code Section 14-2-856 is not:

                                    (A)      A party to the proceeding; or

                                    (B)      An individual who is a party to a
                                             proceeding having a familial,
                                             financial, professional, or
                                             employment relationship with the
                                             director whose indemnification or
                                             advance for expenses is the subject
                                             to the decision being made with
                                             respect to the proceeding, which
                                             relationship would, in the
                                             circumstances, reasonably be
                                             expected to exert an influence on
                                             the director's judgment when voting
                                             on the decision being made.

                           (4)      "expenses" include attorneys' fees.

                           (5) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                           (6)      "official capacity" means:

                                    (A)      When used with respect to a
                                             director, the office of director in
                                             a corporation; and

                                    (B)      When used with respect to an
                                             officer, as contemplated in Code
                                             Section 14-2-857, the office in a
                                             corporation held by the officer.

                                    (C)      Official capacity does not include
                                             service for any other domestic or
                                             foreign corporation or any
                                             partnership, joint venture, trust,
                                             employee benefit plan, or other
                                             entity.

                           (7) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.


                                      (11)

                           (8) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

         Section 2. MANDATORY INDEMNIFICATION AGAINST EXPENSES. Unless otherwise provided by the Articles of Incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the Corporation, the Corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

         Section 3.        AUTHORITY FOR PERMISSIVE INDEMNIFICATION.

         (a) Except as provided in this Section 3, the Corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

                           (1) Such individual conducted himself or herself in good faith; and

                           (2)      Such individual reasonably believed:

                                    (A)     in the case of conduct in his or her
                                            official capacity, that such conduct
                                            was in the best interests of the
                                            corporation;

                                    (B)     in all other cases, that such
                                            conduct was at least not opposed to
                                            the best interests of the
                                            Corporation; and

                                    (C)     in the case of any criminal
                                            proceeding, that the individual had
                                            no reasonable cause to believe such
                                            conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B) of this Section 3.

         (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct set forth in this Section 3.

         (d)      The Corporation may not indemnify a director under this
Section 3:

                           (1) In connection with a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Section 3; or

                           (2) In connection with any other proceeding with respect to conduct for which he or she is adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.


                                      (12)

         Section 4.        DETERMINATION AND AUTHORIZATION OF PERMITTED
INDEMNIFICATION.

         (a) The Corporation may not indemnify a director under Section 3 of this Article VI unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the standard of conduct set forth in subsection (a) of such Section 3.

         (b) The determination required by subsection (a) hereof shall be made:

                           (1) If there are two or more disinterested directors, by the Board by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors, appointed by such a vote;

                           (2)      By special legal counsel:

                                    (A)      Selected in the manner prescribed
                                             in paragraph (1) of this
                                             subsection; or

                                    (B)     If there are fewer than two
                                            disinterested directors, selected by
                                            the Board (in which selection
                                            directors who do not qualify as
                                            disinterested directors may
                                            participate); or

                           (3) By the shareholders, but shares owned by or voted under the control of directors who are at the time does not qualify as a disinterested director may not be voted on the determination.

         (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, as set forth in subsection (b) hereof, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled to select counsel under paragraph (2) of subsection (b) of this Section 4.

         Section 5.        SHAREHOLDER-APPROVED INDEMNIFICATION.

         (a) If authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Articles of Incorporation (which authorization may take the form of an amendment to the Articles of Incorporation or a contract, resolution or bylaw approved or ratified by the requisite shareholder vote), the Corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation without regard to any limitations contained in any other section of this Article VI, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.


                                      (13)

         (b)      The Corporation shall not indemnify a director under this
Section 5 for any liability incurred in a proceeding in which the director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

                           (1) For any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

                           (2)      For acts or omissions which involve
                                    intentional misconduct or a knowing
                                    violation of law;

                           (3) For any type of liability for unlawful distribution under Section 14-2-832 of the Code, or any successor statute; or

                           (4) For any transaction from which he or she received an improper personal benefit.

         (c) Where approved or authorized in the manner described in subsection (a) of this Section 5, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                           (1) The director furnishes the Corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Section 5; and

                           (2) The director furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Section 5.

         Section 6.        ADVANCES FOR EXPENSES.

         (a) The Corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the Corporation:

                           (1) a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in subsection
                                    (a) of Section 3 of this Article VI or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation as authorized by paragraph (4) of subsection
                                    (b) of Code Section 14-2-202; and

                           (2) his or her written undertaking to repay any funds advanced to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Article.

         (b) The undertaking required by paragraph (2) of subsection (a) of this Section 6 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.


                                      (14)

         Section 7.        INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

         (a) The Corporation may indemnify and advance expenses under this Article to an officer of the Corporation who is a party to a proceeding because he or she is an officer of the Corporation:

                           (1)      To the same extent as a director; and

                           (2) If he or she is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

                                    (A)      Appropriation, in violation of his
                                             or her duties, of any business
                                             opportunity of the Corporation;

                                    (B)      Acts or omissions which involve
                                             intentional misconduct or a knowing
                                             violation of law;

                                    (C)      The types of liability set forth in
                                             Code Section 14-2-832; or

                                    (D)      Receipt of an improper personal
                                             benefit.

         (b) The provisions of paragraph (2) of subsection (a) of this Section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

         (c) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 2, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

         Section 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, serves at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article VI.

         Section 9. EXPENSES FOR APPEARANCE AS WITNESS. Nothing contained in this Article VI shall be deemed to limit the Corporation's power to pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent to the proceeding.

                                  ARTICLE VII.
                                  FISCAL YEAR

         The fiscal year of the Corporation shall be established by the Board or, in the absence of Board action establishing such fiscal year, by the Chief Executive Officer.


                                      (15)

                                 ARTICLE VIII.
                                 CAPITAL STOCK

         Section 1.        FORM.

         (a)      Except as otherwise provided for in paragraph (b) of this
Section 1, the interest of each shareholder shall be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia. Each certificate shall be signed by one or more officers of the Corporation specified by resolution of the Board, but in the absence of such specifications, shall be valid if executed by the Chief Executive Officer or any Deputy or Assistant thereto, and such execution is countersigned by the Secretary, or any Deputy or Assistant thereto. Each stock certificate may but need not be sealed with the seal of the Corporation.

         (b) If authorized by resolution of the Board, the Corporation may issue some or all of the shares of any or all of its classes or series without certificates. The issuance of such shares shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of any shares not represented by certificates, the Corporation shall send to the holder of such shares a written statement setting forth, with respect to such shares: (i) the name of the Corporation as issuer and the Corporation's state of incorporation,
(ii) the name of the person to whom such shares are issued, (iii) the number of shares and class of shares and series, if any, and (iv) the terms of any restrictions on transfer which, were such shares represented by a stock certificate would be required to be noted on such certificate, by law, by the Articles of Incorporation or these Bylaws, or by any legal agreement among the shareholders of the Corporation.

         Section 2. TRANSFER. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or, in the case of shares not represented by certificates, the person named in the Corporation's stock transfer records as the owner of such shares, or, in either case, by attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers shall be made only upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4, Article VIII of these Bylaws.

         Section 3. RIGHTS OF HOLDER. The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether it shall have express or other notice thereof, except as otherwise provided by law.

         Section 4. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.


                                      (16)

                                   ARTICLE IX.
                                      SEAL

         The corporate seal shall be in such form as shall be specified in the minutes of the organizational meeting of the Corporation, or as the Board may from time to time determine.

                                   ARTICLE X.
                 REGISTERED OFFICE AND REGISTERED AGENT; OFFICE

         (a) The Corporation shall maintain at all times a registered office in State of Georgia and a registered agent at that office.

         (b) The Corporation may have other offices at such places within or without the State of Georgia as the Board may from time to time designate or the business of the Corporation may require or make desirable.

                                  ARTICLE XI.
                                  AMENDMENTS

         (a) The Board is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of the majority of the entire Board. Alternatively, in addition to any requirements of law or of any other provision of the Articles of Incorporation or any resolution or resolutions of the Board adopted pursuant to Article II of the Articles of Incorporation, the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of voting stock, voting together as a single class, shall be required to adopt, amend, alter or repeal any provision of the Bylaws. The term "voting stock" shall mean the outstanding shares of all classes and series of the Corporation entitled to vote generally in the election of directors of the Corporation or of a subsidiary as the context may require, and shall not include any series of the preferred stock of the Corporation unless the designation of rights determined by the Board pursuant to the Articles of Incorporation shall specifically state that such series shall be deemed "voting stock" for purposes of this Article XI.

         (b) The Corporation's shareholders have the right to amend or repeal any provision of these Bylaws, or to adopt new bylaw provisions, even though such provisions may also be adopted, amended or repealed by the Board.

         (c) A bylaw limiting the authority of the Board may only be adopted pursuant to an agreement among the shareholders meeting the requirements of Code Section 14-2-732.


                                      (17)